Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-167166 on Form S-1 of our report dated March 7, 2012, relating to the financial statements of ETFS White Metals Basket Trust (the “Trust”), appearing in the Annual Report on Form 10-K of the Trust for the year ended December 31, 2011, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York

March 23, 2012